UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 11, 2020

PLURALSIGHT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38498	82-3605465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Future Way

Draper, UT 84020

(Address of principal executive offices, including zip code)

(801) 784-9007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2020, Pluralsight, Inc., a Delaware corporation (“Pluralsight” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pluralsight Holdings, LLC, a Delaware limited liability company and subsidiary of the Company (“Pluralsight Holdings” and, together with Pluralsight, the “Pluralsight Parties”), Lake Holdings, LP, a Delaware limited partnership (“Parent I”), Lake Guarantor, LLC, a Delaware limited liability company (“Parent II” and together with Parent I, the “Parent Entities”), Lake Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent I (“Merger Sub I”) and Lake Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent II (“Merger Sub II” and together with Merger Sub I, the “Merger Subs” and, together with the Parent Entities, the “Buyer Parties”), providing for the merger of Merger Sub II with and into Pluralsight Holdings (the “Holdings Merger”), with Pluralsight Holdings continuing as the surviving entity in the Holdings Merger. The Merger Agreement also provides for the merger of Merger Sub I with and into the Company (the “Company Merger” and, together with the Holdings Merger, the “Mergers”), with Pluralsight continuing as the surviving corporation in the Company Merger. The Parent Entities and the Merger Subs are affiliates of Vista Equity Partners Fund VII, L.P., a Cayman Islands exempted limited partnership (“Vista Fund VII”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Transaction Committee (the “Transaction Committee”) of the Pluralsight board of directors (the “Pluralsight Board”) unanimously approved the Merger Agreement and recommended that the Pluralsight Board adopt and approve the Merger Agreement, and thereafter the Pluralsight Board unanimously adopted and approved the Merger Agreement and resolved to recommend that the Company’s stockholders vote to adopt and approve the Merger Agreement and the Company Merger. Both the Transaction Committee and the Pluralsight Board determined that the transactions contemplated by the Merger Agreement, including the Company Merger, are fair to, and in the best interests of, the Company and its stockholders.

At the effective times of the Mergers:

(i)

each share of class A common stock of Pluralsight (the “Company Common Stock”) outstanding as of immediately prior to the effective times of the Mergers (except as otherwise provided in the Merger Agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to $20.26, without interest; and

(ii)

each common unit of Pluralsight Holdings (the “Holdings Units”) outstanding as of immediately prior to the effective times of the Mergers (except as otherwise provided in the Merger Agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to $20.26, without interest.

In addition, at the effective times of the Mergers, each share of class B common stock of Pluralsight (the “Class B Common Stock”) or Class C common stock of Pluralsight (the “Class C Common Stock” and, together with the Company Common Stock and the Class B Common Stock, the “Company Capital Stock”), which correspond on a one-for-one basis with the Holdings Units, outstanding as of immediately prior to the effective times of the Mergers (except as otherwise provided in the Merger Agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest, as provided in the amended and restated certificate of incorporation of Pluralsight.

The Merger Agreement also provides that, at the effective times of the Mergers:

(i)

each Vested Company Option, Vested Company RSU, Vested Company PSU, Vested Holdings Incentive Unit and Vested Holdings RSU (the “Vested Awards”) will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares of Company Common Stock or Holdings Units subject to such Vested Award, multiplied by (2) $20.26 (or, for each Vested Company Option, the excess, if any, of such amount over such Vested Company Option’s per share exercise price), without interest thereon, subject to any required withholding of taxes; and

(ii)

each Unvested Company Option, Unvested Company RSU, Unvested Company PSU, Unvested Holdings Incentive Unit and Unvested Holdings RSU (the “Unvested Awards”) will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (1) the aggregate number of shares of Company Common Stock or Holdings Units subject to such Unvested Award (or, for each Unvested

Company PSU, the total number of shares of Company Common Stock that would be issued to the holder of such Unvested Company PSU pursuant to the terms of the applicable Unvested Company PSU agreement based on actual performance of the performance objectives if the applicable performance period has been completed as of the Closing Date) multiplied by (2) $20.26 (or, for each Unvested Company Option, the excess, if any, of such amount over such Unvested Company Option’s per share exercise price), without interest thereon, subject to any required withholding of taxes (the “Cash Replacement Amounts”), which Cash Replacement Amounts will, subject to the holder’s continued service with Pluralsight, vest and be payable at the same time as the Unvested Award for which such Cash Replacement Amounts were exchanged would have vested pursuant to its terms, with all Cash Replacement Amounts having the same terms and conditions (including, with respect to vesting) as applied to the Unvested Awards for which they were exchanged

Also on December 11, 2020, in connection with the execution of the Merger Agreement, Vista Fund VII delivered to the Parent Entities an Equity Commitment Letter pursuant to which Vista Fund VII has committed to invest in the Parent Entities, directly or indirectly, the cash amounts set forth therein for the purpose of funding up to the full amount of the aggregate merger consideration payable, subject to the terms and conditions set forth therein. The Company is a third party beneficiary of the Equity Commitment Letter and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein.

Consummation of the Mergers is subject to certain conditions set forth in the Merger Agreement, including, but not limited to, the: (i) affirmative vote of each of (a) the holders of a majority of the voting power of the outstanding shares of Company Capital Stock (voting together as a single class) and (b) the holders of a majority of the voting power of the outstanding shares of Company Capital Stock (voting together as a single class) not held by any party to the TRA (as defined below), any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act and any other stockholder known by certain executive officers of the Company to be an affiliate or immediate family member of any of the foregoing; (ii) expiration or termination of any waiting periods applicable to the consummation of the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other required regulatory approvals; and (iii) absence of any law or order restraining, enjoining or otherwise prohibiting the Mergers. .

The effective time of the Holdings Merger will occur immediately prior to the effective time of the Company Merger, subject to the satisfaction of the conditions to the Mergers set forth in the Merger Agreement.

The Pluralsight Parties have also made customary representations and warranties in the Merger Agreement and have agreed to customary covenants regarding the operation of the business of the Pluralsight Parties and their Subsidiaries prior to the consummation of the Mergers. Prior to the earlier to occur of the termination of the Merger Agreement and the consummation of the Mergers, the Pluralsight Parties will be subject to customary “no-shop” restrictions on their ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows Pluralsight, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Pluralsight Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would be inconsistent with the directors’ fiduciary duties pursuant to applicable law.

The Merger Agreement contains certain termination rights for the Pluralsight Parties and the Parent Entities. Upon termination of the Merger Agreement under specified circumstances, including Pluralsight terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or due to the Pluralsight Board’s withdrawal of its recommendation to stockholders in favor of the Mergers, in each case pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement, the Company will be required to pay the Parent Entities a termination fee of $104,600,000. This termination fee will also be payable by the Pluralsight Parties if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction is publicly announced or disclosed and the Company completes any Acquisition

Transaction or enters into an agreement for any Acquisition Transaction (that is eventually consummated) within one year of the termination. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent I may terminate the Merger Agreement if the Mergers are not consummated by July 12, 2021.

The Merger Agreement also provides that the Pluralsight Parties, on one hand, or the Buyer Parties, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Mergers if the conditions set forth in the Merger Agreement are satisfied. The Buyer Parties liability for monetary damages for breaches of the Merger Agreement are capped at $209,200,000, and the Pluralsight Parties liability for monetary damages for breaches of the Merger Agreement are capped at $104,600,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated by reference. The Merger Agreement contains representations and warranties by each of the Parent Entities, the Merger Subs and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Voting Agreements

Also on December 11, 2020, in connection with the execution of the Merger Agreement, Pluralsight and the Parent Entities entered into voting agreements (the “Voting Agreements”) with Aaron Skonnard and certain of his affiliates (the “Aaron Skonnard Parties”) and Fritz Onion and certain of his affiliates (the “Fritz Onion Parties” and, together with the Aaron Skonnard Parties, the “Voting Agreement Parties”). The Voting Agreement Parties hold, in the aggregate, a majority of the voting power of the outstanding shares of Company Capital Stock. Under the Voting Agreements, the Voting Agreement Parties have agreed to vote their shares of Company Common Stock in favor of the adoption and approval of the Merger Agreement, the approval of the Mergers and the other transactions contemplated by the Merger Agreement, and certain other matters. In addition, if Pluralsight terminates the Merger Agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement (or terminates such Alternative Acquisition Agreement to enter into an alternative Alternative Acquisition Agreement, in one or more iterations) that has been approved and recommended by the Pluralsight Board, the Voting Agreement Parties have also agreed under the Voting Agreements to vote in favor of the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect. The Voting Agreements also contain restrictions on transfer of shares of Company Capital Stock, Holdings Units and other equity interests of the Pluralsight Parties held by the Voting Agreement Parties, subject to certain exceptions.

The foregoing description of the Voting Agreements does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreements, a form of which is attached as Exhibit 10.1 and is incorporated by reference.

Amendment to the Tax Receivable Agreement

In connection with the initial public offering of shares of Company Common Stock, Pluralsight entered into a tax receivable agreement (the “TRA”) with certain holders of Holdings Units as of immediately prior to that initial public offering. The TRA provided for certain payments to such holders and their assignees by Pluralsight with respect to certain tax attributes of Pluralsight, including in connection with a change of control of Pluralsight. On December 11, 2020, in connection with the execution into the Merger Agreement, Pluralsight and Pluralsight Holdings entered into an amendment to the TRA (the “TRA Amendment”) with the representative of the other parties to the TRA and certain other persons entitled to payments pursuant to the TRA, in accordance with the terms of the TRA. The TRA Amendment establishes that the parties to the TRA (other than the Pluralsight Parties) will be entitled to receive an aggregate amount of $127,000,000 in connection with the closing of the Mergers in full satisfaction of Pluralsight’s payment obligation under the TRA in connection with a change of control of Pluralsight, which represents a substantial reduction from what Pluralsight’s change of control obligations would have been under the TRA, absent the TRA Amendment. In addition, if Pluralsight terminates the Merger Agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement (or terminates such Alternative Acquisition Agreement to enter into an alternative Alternative Acquisition Agreement, in one or more iterations), the agreements in the TRA Amendment also apply in connection with the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect.

The foregoing description of the TRA Amendment does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the TRA Amendment, which is attached as Exhibit 10.2 and is incorporated by reference.

Item 8.01.	Other Events.

On December 13, 2020, the Company and the Parent Entities issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Additional Information and Where to Find It

Pluralsight, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of Pluralsight (the “Transaction”). Pluralsight plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction.

Aaron Skonnard, Gary Crittenden, Scott Dorsey, Arne Duncan, Ryan Hinkle, Leah Johnson, Timothy Maudlin, Frederick Onion, Bradley Rencher, Bonita Stewart and Karenann Terrell, all of whom are members of Pluralsight’s Board of Directors, and James Budge, Pluralsight’s Chief Financial Officer, are participants in Pluralsight’s solicitation. Other than Messrs. Skonnard and Onion, none of such participants owns in excess of one percent of the voting power of Pluralsight’s common stock. Mr. Skonnard may be deemed to own approximately 53.6 percent of the voting power of Pluralsight’s capital stock, and Mr. Onion may be deemed to own approximately 4.2 percent of the voting power of Pluralsight’s capital stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Pluralsight’s definitive proxy statement for its 2020 Annual Meeting of Stockholders (the “2020 Proxy Statement”), which was filed with the SEC on March 18, 2020. To the extent that holdings of Pluralsight’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Pluralsight will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT

DOCUMENTS THAT PLURALSIGHT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Pluralsight with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Pluralsight’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Pluralsight with the SEC in connection with the Transaction will also be available, free of charge, at Pluralsight’s website (http://investors.pluralsight.com) or by writing to Pluralsight, Inc., Attention: Investor Relations, 42 Future Way, Draper, Utah 84020. In addition, copies of these materials may be requested, free of charge, from Pluralsight’s proxy solicitor by writing to Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, or calling toll-free to 877-750-0625.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Vista Equity Partners, including the expected timing of the closing of the transaction; considerations taken into account by our Board of Directors in approving the Transaction; and expectations for Pluralsight following the closing of the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Pluralsight for the Transaction or required regulatory approvals are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Pluralsight; and the risks described in the filings that we make with the SEC from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 25, 2020, and amended on March 2, 2020, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://investors.pluralsight.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 11, 2020, by and among Lake Holdings, LP, Lake Guarantor, LLC, Lake Merger Sub I, Inc., Lake Merger Sub II, LLC, Pluralsight, Inc. and Pluralsight Holdings, LLC.*

10.1	Form of Voting Agreement, dated as of December 11, 2020, by and among Pluralsight, Inc., Lake Holdings, LP, Lake Guarantor, LLC and the other parties thereto.*

10.2	Amendment No. 1 to the Tax Receivable Agreement, dated as of December 11, 2020, by and among Pluralsight, Inc., Pluralsight Holdings, LLC and the other parties thereto.*

99.1	Press Release, dated as of December 13, 2020.

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURALSIGHT, INC.

By:	/s/ Matthew Forkner
Matthew Forkner Chief Legal Officer

Date: December 14, 2020